Exhibit 99.1

Contact Info: Arron K. Sutherland, President and CEO
Illinois Casualty Company
(309) 732-0105
arrons@ilcasco.com
225 20th Street, Rock Island, IL 61201

ICC Holdings, Inc. Reports 2024 Fourth Quarter and Twelve Months Results

FOR IMMEDIATE RELEASE: 2/24/2025

Rock Island, IL – February 24, 2025 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported unaudited results for the fourth quarter and twelve months ended December 31, 2024.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2024 – FINANCIAL RESULTS

Net earnings totaled $1,608,000, or $0.54 per share, for the fourth quarter of 2024, compared to net earnings of $2,861,000, or $0.97 per share, for the fourth quarter of 2023. For the twelve months ended December 31, 2024, the Company reported net earnings of $5,168,000, or $1.75 per share, compared to net earnings of $4,257,000, or $1.44 per share, for the same period in 2023. The change for the twelve months ended December 31, 2024, was driven by increased writings and positive changes in net unrealized gains and losses on equity securities. Book value per share increased to $22.86 at December 31, 2024, from $21.35 at December 31, 2023. These changes were driven by improvements to our core insurance business, improvements to our fixed maturity security portfolio, and the improving equity markets.

Direct premiums written increased by $2,270,000, or 9.4%, to $26,361,000 for the fourth quarter of 2024, from $24,091,000 for the same period in 2023. For the twelve months ended December 31, 2024, direct premiums written increased by $10,158,000, or 10.9%, to $103,149,000 compared to $92,991,000 for the same period in 2023. The growth for both periods is primarily due to rate increases. Net premiums earned increased by $2,079,000, or 10.3%, to $22,267,000 for the three months ended December 31, 2024, from $20,188,000 for the same period in 2023. Net premiums earned increased by $8,882,000, or 11.7%, to $84,599,000 for the twelve months ended December 31, 2024, from $75,717,000 for the same period in 2023. The growth for both periods is due to rate increases and an increase in policies in force.

For the fourth quarter of 2024, the Company ceded to reinsurers $3,585,000 of earned premiums, compared to $2,637,000 of earned premiums for the fourth quarter of 2023. For the twelve months ended December 31, 2024, the Company ceded earned premiums of $14,100,000, compared to $10,703,000 for the same period in 2023. This increase is the result of additional direct written premium in the current year plus the addition of a ceding allowance on our first property and casualty reinsurance contracts.

Net investment income increased by $291,000, or 21.1%, to $1,672,000 for the fourth quarter of 2024, as compared to $1,381,000 for the same period in 2023. For the twelve months ended December 31, 2024, net investment income increased by $1,030,000, or 19.9%, to $6,209,000 from $5,179,000 for the same period in 2023. The increase is the result of continued re-investing of net proceeds at rates far greater than we are disposing of them and market improvements.

Net unrealized losses and gains on equity securities decreased $160,000 year over year to $84,000 in losses for the fourth quarter of 2024, compared to gains of $76,000 for the same period in 2023. The decrease in the fourth quarter was the result of the underperformance of the Company's investment in healthcare, materials, and construction equities. Net unrealized gains on equity securities increased $914,000 year over year to $2,050,000 in gains as of December 31, 2024, compared to a gain of $1,136,000 as of December 31, 2023. This increase reflects the overall gains in the equity markets in 2024.

Losses and settlement expenses increased by $1,273,000, or 11.3%, to $12,504,000 for the fourth quarter of 2024, from $11,231,000 for the same period in 2023. Losses and settlement expenses increased by $5,608,000, or 11.7%, to $53,538,000 for the twelve months ended December 31, 2024, from $47,930,000 for the same period in 2023. The increases for both periods were driven in large part by prior year development of Liquor Liability claims.

Policy acquisition costs and other operating expenses increased by $1,237,000, or 16.1%, to $8,935,000 for the fourth quarter of 2024, from $7,698,000 for the same period in 2023. Policy acquisition costs and other operating expenses increased by $3,459,000, or 12.1%, to $31,981,000 for the twelve months ended December 31, 2024, from $28,522,000 for the same period in 2023. The primary drivers for this change were costs related to the merger and resolved proxy contest along with positive earned premium growth. Legal and consulting expenses are up $1,217,000 in 2024 due to the resolved proxy contest and the pending merger.

Total assets increased by $24,343,000, or 11.5%, from $211,017,000 on December 31, 2023, to $235,360,000 on December 31, 2024. This increase was partially due to $12.3M in positive cash flow from operations, which allowed the Company to increase the investment portfolio. The investment portfolio, which consists of fixed income securities, common stocks, preferred stocks, property held for investment, and other invested assets, increased by $10,230,000, or 7.3%, from $140,853,000 on December 31, 2023, to $151,083,000 on December 31, 2024. This increase was due mainly to our increased investment holdings.

Total equity increased by $4,742,000, or 7.1%, from $67,004,000 as of December 31, 2023, to $71,746,000 as of December 31, 2024. The main driver of this increase was our net earnings.

fourth QUARTER ENDED December 31, 2024 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 56.2% and 63.3% for the fourth quarter and twelve months ended December 31, 2024, compared with 55.6% and 63.3% for the same periods in 2023.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 40.1% and 37.8% for the fourth quarter and twelve months ended December 31, 2024, compared to 38.1% and 37.7% for the same periods in 2023.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 96.3% and 101.1% for the fourth quarter and twelve months ended December 31, 2024, compared to 93.7% and 101.0% for the same periods in 2023.

MANAGEMENT COMMENTARY

"As our premiums grew in 2024, so to did our operational efficiencies. Our combined ratio excluding merger and resolved proxy contest expenses was 99.7%, or 1.3% lower than our 2023 combined ratio. I anticipate this trend to continue in 2025. Our loss and settlement expense ratio remains stable at 63.3% despite a challenging liquor liability market in 2024 as our underwriters ensure we maintain a balanced portfolio of insureds.

"Increased rates and holdings expanded our net investment income. In addition, improvements in the equity markets increased our unrealized gains on investments.

"As we continue to build on our solid foundation, I am very optimistic about 2025," stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion, and diversification of its subsidiaries to maximize value to its stakeholders. The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol "ICCH". For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as "believe," "plan," "seek," "expect," "intend," "estimate," "anticipate," "will," and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth; future responses to and effects of the COVID-19 pandemic, including their effects on claims activity and the business operations of the Company and of our current and potential customers; new theories of liability; judicial, legislative, regulatory, and other governmental developments, including, but not limited to, liability related to business interruption claims related to COVID-19; litigation tactics and developments; product and segment expansion; regulatory approval in connection with expansion; downturns and volatility in global economies and equity and credit markets, including as a result of inflation and supply chain disruptions and continued labor shortages; interest rates and changes in rates could adversely affect the Company's business and profitability; and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Information," set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	December 31,	December 31,
	2024	2023
	(Unaudited)
Assets:
Investments and cash:
Fixed maturity securities (amortized cost of $122,835,451 at 12/31/2024 and $119,336,041 at 12/31/2023)	$113,212,796	$110,955,697
Common stocks at fair value	14,672,985	12,191,621
Preferred stocks at fair value	3,232,459	2,896,296
Other invested assets, net of allowances for credit losses of $309,000 at 12/31/2024 and $39,000 at 12/31/2023	14,006,324	8,898,409
Property held for investment, at cost, net of accumulated depreciation of $776,513 at 12/31/2024 and $682,402 at 12/31/2023	5,958,151	5,910,864
Cash and cash equivalents	12,689,945	1,478,135
Total investments and cash	163,772,660	142,331,022
Accrued investment income	994,494	915,156
Premiums and reinsurance balances receivable, net of allowances for credit losses of $144,000 at 12/31/2024 and $143,000 at 12/31/2023	38,679,603	37,220,433
Ceded unearned premiums	815,365	755,099
Reinsurance balances recoverable on unpaid losses and settlement expenses, net of allowances for credit losses of $83,000 at 12/31/2024 and $82,000 at 12/31/2023	12,707,284	12,736,579
Income taxes - current	382,808	127,730
Income taxes - deferred	2,892,748	2,647,636
Deferred policy acquisition costs, net	9,399,111	8,552,459
Property and equipment, at cost, net of accumulated depreciation of $7,544,493 at 12/31/2024 and $6,990,076 at 12/31/2023	3,141,089	3,325,322
Other assets, net of allowances for credit losses of $3,000 at 12/31/2024 and $5,000 at 12/31/2023	2,574,673	2,405,577
Total assets	$235,359,835	$211,017,013

Liabilities:
Unpaid losses and settlement expenses	$84,284,376	$71,919,585
Unearned premiums	51,822,003	47,259,637
Reinsurance balances payable	1,197,170	1,132,301
Corporate debt	15,000,000	15,000,000
Accrued expenses	9,625,480	7,442,617
Other liabilities	1,684,976	1,259,324
Total liabilities	163,614,005	144,013,464

Equity:
Common stock[1]	35,000	35,000
Treasury stock, at cost[2]	(5,727,278)	(5,710,324)
Additional paid-in capital	33,668,552	33,330,846
Accumulated other comprehensive (loss), net of tax	(7,601,975)	(6,621,336)
Retained earnings	53,012,166	47,844,368
Less: Unearned Employee Stock Ownership Plan shares at cost[3]	(1,640,635)	(1,875,005)
Total equity	71,745,830	67,003,549
Total liabilities and equity	$235,359,835	$211,017,013

1 Par value $0.01; authorized: 2023 – 10,000,000 shares and 2022 – 10,000,000 shares; issued: 2023 – 3,500,000 shares and 2022 – 3,500,000 shares; outstanding: 2023 – 3,138,580 and 2022 – 3,138,976 shares

2 2023 – 361,420 shares and 2022 – 361,024 shares

3 2023 – 164,061 shares and 2022 – 187,498 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	December 31,
	2024	2023
Net premiums earned	$22,267,238	$20,188,241
Net investment income	1,672,222	1,380,911
Net realized investment gains	100,484	404,482
Net unrealized (losses) gains on investments	(84,077)	856,805
Other (loss) income	(21,272)	76,200
Consolidated revenues	23,934,595	22,906,639
Losses and settlement expenses	12,504,039	11,230,999
Policy acquisition costs and other operating expenses	8,934,558	7,698,368
Interest expense on debt	46,409	46,409
General corporate expenses	215,366	168,004
Total expenses	21,700,372	19,143,780
Earnings before income taxes	2,234,223	3,762,859
Income tax expense:
Current	609,393	668,638
Deferred	16,554	233,397
Total income tax expense	625,947	902,035
Net earnings	$1,608,276	$2,860,824

Earnings per share:
Basic:
Basic net earnings per share	$0.54	$0.97
Diluted:
Diluted net earnings per share	$0.54	$0.96

Weighted average number of common shares outstanding:
Basic	2,970,634	2,947,623
Diluted	2,992,765	2,967,409

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Twelve-Months Ended
	December 31,
	2024	2023
Net premiums earned	$84,599,204	$75,717,108
Net investment income	6,209,214	5,179,343
Net realized investment gains	685,409	672,857
Net unrealized gains on investments	2,050,377	1,135,905
Other income	25,012	236,914
Consolidated revenues	93,569,216	82,942,127
Losses and settlement expenses	53,538,238	47,929,630
Policy acquisition costs and other operating expenses	31,981,102	28,521,973
Interest expense on debt	184,627	184,122
General corporate expenses	1,086,334	784,308
Total expenses	86,790,301	77,420,033
Earnings before income taxes	6,778,915	5,522,094
Income tax expense:
Current	1,595,551	1,176,081
Deferred	15,566	89,118
Total income tax expense	1,611,117	1,265,199
Net earnings	$5,167,798	$4,256,895

Earnings per share:
Basic:
Basic net earnings per share	$1.75	$1.44
Diluted:
Diluted net earnings per share	$1.73	$1.43

Weighted average number of common shares outstanding:
Basic	2,960,777	2,946,892
Diluted	2,982,907	2,966,679

Net earnings	$5,167,798	$4,256,895
Other comprehensive (loss) earnings, net of tax
Unrealized gains and losses on fixed maturity securities:
Unrealized holding (losses) gains arising during the period, net of income tax (benefit) expense of $(265,207) in 2024 and $577,835 in 2023	$(997,685)	$2,173,761
Reclassification adjustment for losses included in net income, net of income tax (benefit) of $(4,531) in 2024 and $(12,340) in 2023	17,046	46,420
Total other comprehensive (loss) earnings	(980,639)	2,220,181
Comprehensive earnings	$4,187,159	$6,477,076